Exhibit 99.1

DATE: August 13, 2007

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.
ANNOUNCE SECOND QUARTER 2007 RESULTS

OAK BROOK, IL August 13, 2007 — Safety Products Holdings, Inc. (“Holdings”) and Norcross Safety Products L.L.C. (“NSP” and collectively with Holdings, the “Company”), today announced results for the quarter ended June 30, 2007.  The following discussion presents results for both NSP and the Company only where the results between the two differ.

For the second quarter of 2007, net sales of the Company were $156.4 million compared to $131.3 million in the second quarter of 2006.  Income from operations was $21.7 million and $16.5 million for NSP and $21.6 million and $16.5 million for the Company for the three months ended June 30, 2007 and July 1, 2006, respectively.

The Company’s net sales increase of $25.1 million, or 19.1%, was attributable to increased net sales in each of its three operating segments.  In the general safety and preparedness segment, the net sales increase of $15.9 million, or 17.6%, was the result of overall organic growth and favorable exchange rates.  In the fire service segment, net sales increased $3.5 million, or 15.8%, due in part to the favorable impact of the issuance of the new National Fire Protection Association (“NFPA”) standard.  In the electrical safety segment, net sales increased $5.7 million, or 30.3%, primarily driven by strong overall market demand, new product penetration and incremental net sales resulting from the acquisition of The White Rubber Corporation.

The Company’s gross profit increased by $9.9 million, or 19.0%, primarily due to the increase in net sales.  The Company’s gross profit margin remained consistent at 39.7% for the three months ended June 30, 2007 and July 1, 2006.

In the second quarter of 2007, income from operations increased by $5.2 million, or 31.7%, for NSP and $5.1 million, or 31.6%, for the Company.  In the general safety and preparedness segment, income from operations increased by $3.7 million, or 31.6%, primarily due to higher net sales volume and favorable margin realization.  In the fire service segment, income from operations increased by $1.4 million, or 68.6%, primarily as a result of higher net sales.  In the electrical safety segment, income from operations increased by $0.8 million, or 18.4%, as higher net sales were partially offset by lower margin realization.  Excluding the impact of management incentive compensation of $0.3 million in the second quarter of 2006 and $0.4 million in the second quarter of 2007, corporate expenses increased by $0.6 million for NSP and $0.7 million for the Company, primarily due to higher payroll, administrative expenses and professional fees.

For the first six months of 2007, net sales of the Company were $304.6 million compared to $267.6 million for the first six months of 2006.  Income from operations was $40.0 million and $32.4 million for NSP and $39.9 million and $32.3 million for the Company for the six months ended June 30, 2007 and July 1, 2006, respectively.

The Company’s net sales increase of $37.0 million, or 13.8%, was attributable to increased net sales in each of its three operating segments.  In the general safety and preparedness segment, the net sales increase of $21.7 million, or 11.8%, was the result of overall organic growth and favorable exchange rates.  In the fire service segment, net sales increased $3.3 million, or 7.1%, due in part to the favorable impact of the issuance of the new NFPA standard.  In the electrical safety segment, net sales increased $12.0 million, or 31.9%, primarily driven by strong overall market demand, new product penetration and incremental net sales resulting from the acquisition of The White Rubber Corporation.

The Company’s gross profit increased by $15.1 million, or 14.5%, primarily due to the increase in net sales.  Excluding the impact of $0.7 million of inventory purchase accounting adjustments recognized in the six months ended July 1, 2006, the Company’s gross profit increased $14.4 million, or 13.7%.  After adjusting for the inventory purchase accounting adjustments, the Company’s gross profit margin was 39.2% for the six months ended June 30, 2007, as compared to 39.3% for the six months ended July 1, 2006.

For the first six months of 2007, income from operations increased by $7.6 million, or 23.4%, for NSP and $7.6 million, or 23.3%, for the Company.  In the general safety and preparedness segment, income from operations increased by $5.0 million, or 22.1%, primarily due to higher net sales volume, favorable margin realization, and the impact of the inventory purchase accounting adjustments during 2006.  In the fire service segment, income from operations increased by $1.7 million, or 36.0%, primarily as a result of higher net sales and favorable margin realization.  In the electrical safety segment, income from operations increased by $1.6 million, or 17.0%, as higher net sales were partially offset by lower margin realization.  Excluding the impact of management incentive compensation of $1.1 million for the first six months of 2006 and $0.7 million for the first six months of 2007, corporate expenses increased by $1.1 million for both NSP and the Company, primarily due to higher payroll, administrative expenses and professional fees.

As of June 30, 2007, NSP and the Company had working capital of $168.2 million and $175.1 million and cash of $32.8 million and $33.5 million, respectively. The Company’s capital expenditures were $5.7 million in the first six months of 2007 and $4.8 million in the first six months of 2006.

“EBITDA” is net income plus interest expense, net, income tax expense and depreciation and amortization expense.  EBITDA and the supplemental information are summarized below as management believes that EBITDA and the supplemental information are useful to investors as they provide investors with disclosures of NSP’s and the Company’s operating performance on the same basis as that used by management. EBITDA does not represent and should not be considered as an alternative to net income, as determined by accounting principles generally accepted in the United States (GAAP), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA does not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

The following table reconciles net income to EBITDA for NSP:

	Three Months Ended (1)		Six Months Ended (1)
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007

Net income	$6,463	$6,042	$13,257	$13,197
Add:
Interest expense, net	6,446	6,703	12,754	13,512
Income tax expense	3,580	5,457	7,013	10,067
Depreciation and amortization	6,069	6,619	11,905	13,143
EBITDA	$22,558	$24,821	$44,929	$49,919

The following table reconciles net income to EBITDA for the Company:

	Three Months Ended (1)		Six Months Ended (1)
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007

Net income	$3,469	$2,389	$7,156	$6,172
Add:
Interest expense, net	11,232	12,010	22,326	24,126
Income tax expense	1,757	3,761	3,471	6,378
Depreciation and amortization	6,069	6,619	11,905	13,143
EBITDA	$22,527	$24,779	$44,858	$49,819

The following table sets forth supplemental information regarding items included in net income of both NSP and the Company:

	Three Months Ended (1)		Six Months Ended (1)
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007

Management incentive compensation	$280	$360	$1,080	$700
Inventory purchase accounting adjustment	3	—	744	—
Loss (income) from discontinued operations, net of tax (2)	204	2,974	(93)	2,813
Loss on sale of property, plant and equipment	8	—	8	109
Total	$495	$3,334	$1,739	$3,622

(1)          The information for the three and six months ended June 30, 2007 and the three and six months ended July 1, 2006 has been derived from the unaudited statements of operations.

(2)          Represents discontinued operations related to the disposal of the Company’s South African subsidiary.  The Company has reflected South Africa’s historical results of operations and transaction loss as discontinued operations.

We are a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell our products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, NEOS, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear, Salisbury and SafetyLine. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Tuesday, August 14th at 10:00 a.m. EDT.  The call in number is (800) 952-6697.  A recording of the conference call will be available for 72 hours after the completion of the call.  The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21346338.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’

‘‘intent,’’ ‘‘likely,’’ ‘‘will,’’ ‘‘should,’’ and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007
Net sales	$131,275	$156,406	$267,634	$304,557
Cost of goods sold	79,157	94,379	163,259	185,088
Gross profit	52,118	62,027	104,375	119,469
Operating expenses:
Selling	12,739	13,665	25,128	27,154
Distribution	7,776	9,623	15,400	18,682
General and administrative (1)	12,395	14,148	25,959	27,754
Amortization of intangibles	2,741	2,912	5,467	5,877
Total operating expenses	35,651	40,348	71,954	79,467
Income from operations	16,467	21,679	32,421	40,002
Other expense (income):
Interest expense	6,606	6,931	13,068	13,965
Interest income	(160)	(228)	(314)	(453)
Other, net	(230)	495	(525)	399
Income from continuing operations before income taxes and minority interest	10,251	14,481	20,192	26,091
Income tax expense	3,580	5,457	7,013	10,067
Minority interest	4	8	15	14
Income from continuing operations	6,667	9,016	13,164	16,010
Loss (income) from discontinued operations (including loss on disposal of subsidiary of $3,022 for the three and six months ended June 30, 2007), net of income tax	204	2,974	(93)	2,813
Net income	$6,463	$6,042	$13,257	$13,197

 (1)          General and administrative expenses exclude amortization of intangibles and include $280 and $360 of management incentive compensation for the three months ended July 1, 2006 and June 30, 2007, respectively and $1,080 and $700 of management incentive compensation for the six months ended July 1, 2006 and June 30, 2007, respectively.

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2006 (1)	June 30, 2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,096	$32,812
Accounts receivable, less allowance of $2,323 and $2,310 in 2006 and 2007, respectively	73,306	92,564
Inventories	108,270	107,984
Deferred income taxes	2,143	1,946
Prepaid expenses and other current assets	3,555	4,483
Total current assets	213,370	239,789
Property, plant and equipment, net	69,627	68,691
Deferred financing costs, net	6,387	5,716
Goodwill	158,011	160,832
Other intangible assets, net	281,438	277,743
Other noncurrent assets	5,119	6,059
Total assets	$733,952	$758,830

Liabilities and member’s equity
Current liabilities:
Accounts payable	$21,891	$24,747
Accrued expenses	41,882	43,426
Current maturities of long-term obligations	5,830	3,424
Total current liabilities	69,603	71,597
Long-term liabilities:
Pension, post-retirement and deferred compensation	17,082	15,124
Long-term obligations	320,666	318,896
Other noncurrent liabilities	7,008	8,199
Deferred income taxes	64,602	67,196
Total long-term liabilities	409,358	409,415

Minority interest	199	213

Member’s equity:
Contributed capital	222,828	223,528
Retained earnings	21,169	33,824
Accumulated other comprehensive income	10,795	20,253
Total member’s equity	254,792	277,605
Total liabilities and member’s equity	$733,952	$758,830

(1)          December 31, 2006 balances were obtained from audited financial statements.

Safety Products Holdings, Inc.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007
Net sales	$131,275	$156,406	$267,634	$304,557
Cost of goods sold	79,157	94,379	163,259	185,088
Gross profit	52,118	62,027	104,375	119,469
Operating expenses:
Selling	12,739	13,665	25,128	27,154
Distribution	7,776	9,623	15,400	18,682
General and administrative (1)	12,426	14,190	26,030	27,854
Amortization of intangibles	2,741	2,912	5,467	5,877
Total operating expenses	35,682	40,390	72,025	79,567
Income from operations	16,436	21,637	32,350	39,902
Other expense (income):
Interest expense	11,392	12,238	22,640	24,579
Interest income	(160)	(228)	(314)	(453)
Other, net	(230)	495	(525)	399
Income from continuing operations before income taxes and minority interest	5,434	9,132	10,549	15,377
Income tax expense	1,757	3,761	3,471	6,378
Minority interest	4	8	15	14
Income from continuing operations	3,673	5,363	7,063	8,985
Loss (income) from discontinued operations (including loss on disposal of subsidiary of $3,022 for the three and six months ended June 30, 2007), net of income tax	204	2,974	(93)	2,813
Net income	$3,469	$2,389	$7,156	$6,172

 (1)          General and administrative expenses exclude amortization of intangibles and include $280 and $360 of management incentive compensation for the three months ended July 1, 2006 and June 30, 2007, respectively and $1,080 and $700 of management incentive compensation for the six months ended July 1, 2006 and June 30, 2007, respectively.

Safety Products Holdings, Inc.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2006 (1)	June 30, 2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,796	$33,512
Accounts receivable, less allowance of $2,323 and $2,310 in 2006 and 2007, respectively	73,306	92,564
Inventories	108,270	107,984
Deferred income taxes	2,143	1,946
Prepaid expenses and other current assets	3,624	4,493
Total current assets	214,139	240,499
Property, plant and equipment, net	69,627	68,691
Deferred financing costs, net	16,517	14,833
Goodwill	157,242	160,063
Other intangible assets, net	281,438	277,743
Other noncurrent assets	5,119	6,059
Total assets	$744,082	$767,888

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,891	$24,747
Accrued expenses	40,596	38,288
Current maturities of long-term obligations	4,820	2,347
Total current liabilities	67,307	65,382
Long-term liabilities:
Pension, post-retirement and deferred compensation	17,082	15,124
Long-term obligations	470,140	478,038
Other noncurrent liabilities	7,008	11,794
Deferred income taxes	55,460	54,497
Total long-term liabilities	549,690	559,453

Minority interest	199	213

Shareholders’ equity:
Common shares	110	110
Contributed capital	111,883	112,583
Retained earnings	4,098	9,894
Accumulated other comprehensive income	10,795	20,253
Total shareholders’ equity	126,886	142,840
Total liabilities and shareholders’ equity	$744,082	$767,888

(1)          December 31, 2006 balances were obtained from audited financial statements.